MANAGEMENT AND ADMINISTRATION AGREEMENT
THIS AGREEMENT made as of the 1st day of June, 2002, BETWEEN: JBM ENTERTAINMENT INC., a corporation incorporated under the laws of
Nova Scotia,
(hereinafter called "JBM") OF THE FIRST PART; and VISUAL BIBLE INTERNATIONAL, INC., a corporation incorporated under the laws of Florida, (hereinafter called "Visual")
OF THE SECOND PART.
WHEREAS Visual desires to retain JBM to provide certain management and administrative services to Visual as more particularly provided for herein.
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged by each of the parties hereto), the parties hereto covenant and agree as follows:
1. For the purposes of this Agreement the following defined terms shall have the following meanings:
"Fee" shall have the meaning ascribed thereto in paragraph 7(a) hereof "Marketing Period" means each successive fifteen month period during the Term of this Agreement commencing on the first day of the Term of this Agreement;
"Material Non-Performance by JBM" means the failure by JBM and the consultants retained by JBM on behalf of Visual to market at least one new film during each Marketing Period;
"Services" shall have the meaning ascribed thereto in paragraph 2 hereof and "Term" shall have the meaning ascribed thereto in paragraph 7 hereof
2. Visual hereby retains JBM on a sole and exclusive basis, and JBM hereby agrees to provide to Visual and its subsidiaries, the following management and administration services (collectively, the
"Services"):
(a) the supervision of and responsibility on behalf of Visual for all aspects of the creative development, production and marketing process for all of Visual's filmed productions;
(b) the recruitment, on behalf of Visual, of candidates to serve Visual as the President and Chief Executive Officer, Chief Financial Officer and the heads of production, marketing and distribution for films for Visual; and
(c) the retention, on behalf of Visual, of consultants to provide to Visual creative, production, marketing, distribution and business development services.
3. While JBM remains obligated under this Agreement:
(a) except as approved by JBM, Visual shall not enter into any agreement or undertake any obligation binding on it
(i) relating to creative development, production and/or marketing (including distribution and business development) for any filmed or other audio/visual or audio productions, or the appointment of the President and Chief Executive Officer, Chief Financial Officer and
the heads of production, marketing and distribution for films for
Visual; or
(ii) whereby Visual becomes bound to make payments, whether
absolutely or contingently, exceeding $1,000,000; or
(iii) that is part of a group of agreements or obligations relating to the same subject matter under which Visual will be bound to make payments, for such agreements and obligations, whether absolutely or contingently, exceeding $1,000,000 in the aggregate; or
(iv) that would or might reasonably be expected to impair the ability of Visual to meet its obligations under this Agreement;
(b) Visual shall enter into all agreements and undertake all obligations as are reasonably necessary to permit and/or facilitate the provision of the Services by IBM
hereunder.
4. JBM agrees that in the course of rendering the Services to Visual hereunder, neither it nor any of its employees, agents or representatives will commit any act of bad faith or willful or reckless misconduct that causes material losses to Visual nor will it or any of its employees, agents or representatives engage in any material self-dealing unless all material aspects of such self dealing have been disclosed in writing by JBM to Visual prior to Visual becoming bound or incurring any expense in relation to any matter relating to such self-dealing.
5. (a) Visual agrees to provide JBM as requested by JBM but not less frequently than monthly, accounting reports concerning its affairs in a form, and containing
information as to such matters, as is specified by JBM acting reasonably from time
to time.
(b)  JBM agrees to provide periodic reports to Visual with respect to its activities
hereunder.
6. For the purposes of providing the Services to Visual, JBM shall make available the services of such officers, employees, agents, consultants and/or directors of JBM as may be necessary in the reasonable determination of JBM to carry out and perform the
Services as herein contemplated.
7. The initial term of this Agreement shall be for the period of seven (7) years commencing on the date hereof. Thereinafter, unless terminated in accordance with the provisions hereof, this Agreement shall be automatically renewed for additional two year periods. The period during which this Agreement continues, including any and all renewal periods is hereinafter referred to as the "Term". This Agreement may only be terminated:
(a) by Visual if Visual gives written notice of termination to JBM within seven days following the end of any Marketing Period in which there has occurred a Material
Non-Performance by JBM, any such termination to be effective as at the end of the
initial term hereof or the end of any renewal term, whichever shall next occur after
Visual has given such notice of termination;
(b) forthwith upon written notice given by JBM to Visual, if Visual is in breach of this
Agreement and such breach has not been rectified to the satisfaction of IBM within:
(i) in the case of Visual's obligation to make any payment
hereunder, ten days after the giving of written notice of such breach by JBM to Visual; and
(ii) in the case of any other breach, thirty days after the giving of written notice of such breach by JBM to Visual;
(c) forthwith upon written notice given by one party to the other if the party receiving such notice has made an assignment for the benefit of its creditors, has been declared bankrupt, has made a proposal to creditors or a custodian, receiver or manager or an officer with similar powers has been appointed in respect of such receiving party's business or any substantial part thereof; and
(d) forthwith upon written notice given by one party to the other if the party receiving such notice has ceased to carry on business in the ordinary course.
8. In consideration of the provision of the Services hereunder,
Visual covenants and agrees to pay to JBM during the Term of this Agreement the following sums:
(a) during the initial twelve (12) months of this Agreement, the sum of US$600,000 (the "Fee") in equal monthly installments in advance, plus applicable GST; and
(b) during each subsequent twelve month period, conditional upon the commencement of principal photography on at least one new film during each Marketing Period, the Fee shall be increased by US$100,000. Such increased Fee in effect in each twelve month period shall be paid by Visual in equal monthly installments in advance plus applicable GST.
In addition to such fees, Visual shall reimburse JBM monthly for all reasonable properly supported out-of-pocket expenses incurred during the Term by or on behalf of IBM in connection with the provision of the Services hereunder. JBM shall provide a monthly report of all of such expenses to Visual and Visual shall reimburse IBM for all such expenses within fifteen (15) days following receipt of such monthly report from JBM. IBM shall also prepare and submit to Visual during the Term annual budgets for such expenses and if such expenses are budgeted to exceed US$100,000 in any rolling period of twelve (12) months, IBM shall only be entitled to reimbursement for such expenses in excess of US$100,000 if the budget or budgets therefor have been approved by the Board of Directors of Visual.
Any and all fees and expenses payable by Visual to JBM shall be exclusive of all fees and expenses payable by Visual to any consultants referred to in paragraph 2(C)) hereof.
9. During the Term and at all times thereafter each of JBM and
Visual agree that they shall not, and they shall cause their respective officers, directors, agents, consultants and employees not to disclose to any other person any confidential and/or proprietary information of or pertaining to the business or affairs of the other party or of any of its affiliates other than to their respective officers directors, agents, consultants or employees in the ordinary course of the fulfilment of the obligations
contemplated by this Agreement. Further, IBM and Visual agree that they shall, and they shall cause their respective officers, directors, agents, consultants and employees to, use their
respective reasonable commercial efforts to prevent the publication or disclosure of any such information during the term of this Agreement and thereafter.
10. If any covenant or provision of this Agreement is determined to be invalid, void or unenforceable in whole or in part, it shall not be deemed to effect or impair the validity of any other covenant or provision hereof and each of such covenants and provisions is hereby declared to be separate and distinct and severable from each of the others for the purpose of this Agreement.
11. Visual hereby indemnifies and saves JBM, its officers,
directors, agents, consultants, shareholders and employees, harmless from and against all claims, liabilities, damages, expenses, losses and costs which it or they may suffer as a result of the performance by JBM of its obligations under this Agreement whether or not the act or acts giving rise to any such claims, liabilities, damages, expenses, losses and costs are negligent unless such claim, liability, damage, expense, loss or costs is contemplated hereby or arises from a breach by JBM of its obligations under Section 4 hereof. JBM hereby indemnifies and saves Visual, its officers, directors, agents, shareholders and employees harmless from and against all claims, liabilities, damages, expenses, losses and costs which they may suffer as a result of any breach by IBM of its obligations under Section 5 hereof.
12. Any notices, requests, demands or other communications required or permitted to be given pursuant to or concerning this Agreement shall be in writing and shall be sufficiently given if personally delivered or sent by registered letter, postage prepaid, or transmitted by telecopy or other form of recorded communication addressed as follows:
if to JBM, at:
Suite 900
Purdy's Wharf Tower One
1959 Upper Water Street
P.O. Box 997
Halifax, Nova Scotia
B3J 2X2
Telecopy No. (902) 420-1417
Attention: Charles S. Reagh
with a copy to:
Lang Michener
BCE Place
Suite 2500, 181 Bay Street
Toronto, Ontario
M5J 2T7
Telecopy No. (416) 365-1719
Attention: Howard M. Drabinsky
if to Visual, at:
1235 Bay Street
Suite 300
Toronto, Ontario
M5R3K4
Telecopy No. ___________________
Attention: Chief Financial Officer
or to such other address as the party to whom such notice is to be given shall have last notified the party giving the same in the manner provided in this paragraph. Any notice, request, demand or communication delivered to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the date it is so delivered to such address, provided that if such day is not a business day, then such notice, request, demand or communication shall be deemed to have been given and received on the next business day following such day. Any notice, request, demand or communication mailed as hereinbefore provided shall be deemed to have been given and received on the fifth business day next following the date of its mailing. Any notice, request, demand or communication transmitted as hereinbefore provided shall be deemed to have been given and received on the first business day after its transmission. For the purposes of this paragraph, "business day" means a day on which banks in Toronto, Canada are open for business.
13. This Agreement constitutes the entire agreement of the parties and supercedes all prior agreements and understandings whether written or oral relative to the subject matter hereof This Agreement may not be amended or modified except by a written instrument executed by the parties hereto.
14. The rights and obligations of the parties hereto shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, permitted assigns or other legal representatives. This Agreement may not be assigned by either party without the prior written consent of the other party.
15. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario in any dispute arising hereunder or related hereto shall be adjudicated upon by the courts of the Province of Ontario and the parties for such purpose hereby attom to the jurisdiction of such courts.
16. The parties hereto agree to execute such further and other assurances and documents and to do all such things and actions which are reasonably required to carry out the purpose and intent of this Agreement.
17. In performing the Services hereunder, JBM and its employees, officers, directors, consultants and agents are acting as independent contractors and not as partners of Visual. For greater certainty, none of the employees of JBM shall be deemed to be or the employees of Visual and its subsidiaries.
18. Each of Visual and JBM shall cause all notices which it shall receive and which may in any way affect the obligations and responsibilities of the other to be directed or forwarded to the other forthwith.
19. No provision of this Agreement shall be deemed to be waived as a result of the failure of either party to require the performance of any term or condition of this Agreement or failure of either party to require the performance of any term or condition of this
Agreement or by other course of conduct. To be effective, a waiver must be in writing, signed by each of the parties hereto and state specifically that it is intended to constitute a waiver of a term or breach of this Agreement. The waiver by either party of any term or breach of this Agreement shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to be a waiver of any subsequent breach.
20. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.
IN WITNESS WHEREOF the parties have executed this Agreement.
JBM ENTERTAINMENT INC.
By: /s/ Joel B. Michaels
Name: Joel B. Michaels
Title: President
VISUAL BIBLE INTERNATIONAL, INC.
By: /s/ Harold Kramer
Name: Harold Kramer
Title: